Results of 2021 Federal Home Loan Bank of Pittsburgh Director Election

The Federal Home Loan Bank of Pittsburgh (FHLBank) is pleased to announce the winners of the 2021 Board of Directors Election. Pennsylvania members elected two Member Directors. In the district-wide Independent Director election, Delaware, Pennsylvania and West Virginia members voted to elect one Independent Public Interest Director and one Independent Director.

PENNSYLVANIA MEMBER DIRECTOR ELECTION

Pennsylvania members voted to fill two expiring Pennsylvania Member Directorships. The following individuals were elected as Pennsylvania Member Directors:

Joseph W. Major

Chairman & CEO

The Victory Bank

548 N. Lewis Road

Limerick, PA 19468

FHFA ID: 54245

Thomas Bailey

President & CEO

Brentwood Bank

411 McMurray Road, Suite 200

Bethel Park, PA 15102

FHFA ID: 587

Messrs. Major and Bailey shall each serve four-year terms beginning on Jan. 1, 2022, and ending on Dec. 31, 2025. Of the 212 Pennsylvania members eligible to vote in this election, 125 cast a ballot.

The total number of votes eligible to be cast for any one Pennsylvania Member Director nominee in this election was 4,051,648. The following summary provides the number of votes cast for each nominee:

Nominee	Votes Cast
Joseph W. Major	1,909,646
Thomas Bailey	1,369,492
Patricia A. Husic	1,356,956
James M. Bone, Jr.	705,514

Nov. 18, 2021 | 21-154c

INDEPENDENT DIRECTOR ELECTION

FHLBank held a district-wide election for one Public Interest Independent Director and one Independent Director to fill two expiring Independent Directorships. The following individuals were elected:

Barbara Adams

(FHLBank Public Interest Director)

Director, FS KKR Capital Corp.

Thomas H. Murphy

CIO, University of Pennsylvania

Ms. Adams and Mr. Murphy will each serve a four-year term beginning on Jan. 1, 2022, and ending on Dec. 31, 2025. Of the 281 members district-wide eligible to vote in this election, 141 cast a ballot in the Independent Director election.

The total number of votes eligible to be cast for each Independent Director nominee in this election was 4,978,281. The following were the votes cast:

Nominee	Votes Cast
Barbara Adams (Public Interest Director)	2,971,724
Thomas H. Murphy	2,833,441

Please note that pursuant to Federal Housing Finance Agency regulation, members who vote do so by casting all of their shares of FHLBank stock that they were required to hold as of Dec. 31, 2020, for each open Directorship to be filled up to the applicable state average. Each Pennsylvania member was eligible to vote their shares one time for each of the two open Pennsylvania Member Directorships and once for each of the Independent Director candidates. Delaware and West Virginia members were eligible to vote their shares once for each of the Independent Director candidates.

Nov. 18, 2021 | 21-154c